Exhibit 99.1

Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II
President and CEO
336-869-9200

BNC Bancorp Announces Earnings for First Quarter 2015

HIGH POINT, N.C., April 24, 2015 /PRNewswire/ -- BNC Bancorp (NASDAQ: BNCN) ("Company"), parent company for Bank of North Carolina ("Bank"), today reported financial results for fiscal quarter ended March 31, 2015.

Operating earnings for the quarter ended March 31, 2015 totaled $10.5 million, or $0.32 per diluted share, an increase of 2.1% compared to $10.3 million, or $0.34 per diluted share, for the quarter ended December 31, 2014, and an increase of 53.3% from operating earnings of $6.9 million, or $0.25 per diluted share, for the quarter ended March 31, 2014. Operating earnings exclude non-operating income and expenses, which primarily consists of transaction-related expenses and gain (loss) on sale of investment securities.

Net income for the quarter ended March 31, 2015 was $8.8 million, or $0.27 per diluted share, an increase of 35.1% from net income of $6.5 million, or $0.24 per diluted share, for the quarter ended March 31, 2014.

Total assets at March 31, 2015 were $4.17 billion, an increase of 2.5% as compared to total assets of $4.07 billion at December 31, 2014.

Highlights for First Quarter 2015:

•	Operating earnings per diluted share of $0.32 for the first quarter of 2015, compared to $0.25 for the first quarter of 2014;

•	Diluted earnings per share of $0.27 for the first quarter of 2015, compared to $0.24 for the first quarter of 2014;

•	Annualized operating return on average assets of 1.04%, compared to 0.87% for the first quarter of 2014;

•	Annualized operating return on tangible common equity ratio of 14.41%, compared to 12.17% for the first quarter of 2014;

•	Tangible common book value of $9.67 per share, as compared to $9.00 at March 31, 2014;

•	Originated loans increased $146.2 million compared to the fourth quarter of 2014; and

•	Successful completion of Harbor National Bank system conversion.

Richard D. Callicutt II, President and CEO, stated, "We are pleased to report another strong quarter in earnings, growth, and integration efforts. Core operating earnings per share were up 28% compared to the year ago quarter, and continue to benefit from greater operating efficiencies attained through acquisitions and strong organic growth. Originated loans increased by $146 million, or 6.9%, during the quarter, representing one of the best loan production quarters in our Company's history. While Charlotte and the Triangle continue to be our strongest markets, Charleston, with the recent addition of the Harbor National team, had a very productive first quarter.

We are pleased to report a very successful systems conversion for the Harbor National customers during the first quarter. All of the Harbor offices are now branded as BNC Bank, and through the leadership efforts of Charlie Rivers, we are confident that our seasoned team in the Charleston market will be a consistent source of strong loan and deposit growth for our Company.

In the fourth quarter, we announced the acquisition of Valley Financial in Roanoke, representing our largest acquisition to date and our initial entry into Virginia. I am pleased to report that both teams are working together extremely well, and the planning process is slightly ahead of schedule.

Our Company continues to look for opportunities that add meaningful value to our franchise in terms of earnings, markets, and growth. We are committed to successfully seizing on new opportunities and continue to add franchise and shareholder value each and every quarter."

Operating Results

Fully-taxable equivalent (“FTE”) net interest income for the quarter ended March 31, 2015 was $39.9 million, a slight increase from $39.4 million for the fourth quarter of 2014, despite the day count difference between the periods, which would have added $0.8 million of FTE net interest income for the first quarter of 2015. FTE net interest income for the first quarter of 2015 increased 22.1% from $32.7 million for the first quarter of 2014.

FTE net interest margin was 4.37% for the first quarter of 2015, a decrease of 18 basis points from 4.55% for the fourth quarter of 2014, and a decrease of 24 basis points from 4.61% for the first quarter of 2014. The decrease is primarily due to a decrease in the yield earned on the Company’s portfolio loans, which was 5.08% for the first quarter of 2015, as compared to 5.28% and 5.49% for the fourth quarter of 2014 and first quarter of 2014, respectively. The decrease in yield on the portfolio loans from first quarter of 2014 was partially offset by an additional $1.4 million of loan accretion from the acquired loan portfolio.

Average interest-earning assets were $3.71 billion for the quarter ended March 31, 2015, an increase of 7.9% from $3.44 billion for the fourth quarter of 2014, and an increase of 28.8% from $2.88 billion for the first quarter of 2014. Average interest-bearing liabilities were $3.15 billion for the quarter ended March 31, 2015, an increase of 8.0% from $2.91 billion for the fourth quarter of 2014, and an increase of 23.4% from $2.55 billion for the first quarter of 2014. These increases were due to recent acquisitions and continued loan growth across the Company’s markets.

The following table is a summary of average yields and costs:

Average Yields / Costs (FTE)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Yield on interest-earning assets	5.00%	5.18%	5.31%
Cost of interest-bearing liabilities	0.75%	0.74%	0.80%
Cost of funds	0.64%	0.63%	0.70%
Net interest spread	4.25%	4.44%	4.51%
Net interest margin	4.37%	4.55%	4.61%

Non-interest income was $6.3 million for the quarter ended March 31, 2015, a decrease of 19.1% from $7.8 million for the fourth quarter of 2014, and an increase of 22.9% from $5.1 million for the first quarter of 2014. Many of the non-interest income sources, such as income from recoveries on acquired loans, income derived from the sale of loans partially guaranteed by the SBA, income derived from our investment brokerage services, income derived from our CRA equity investments and income received from the Federal Deposit Insurance Corporation related to our acquired loan portfolio, are volatile and can vary significantly from period to period.

Non-interest expense was $32.0 million for the quarter ended March 31, 2015, a slight decrease as compared to non-interest expense of $32.4 million for the fourth quarter of 2014, and an increase of 29.1% from $24.8 million for the first quarter of 2014. Excluding non-operating expenses, adjusted non-interest expense for the quarter ended March 31, 2015 was $29.2 million, a decrease from $29.5 million for the fourth quarter of 2014, and an increase of 21.6% from $24.0 million for the first quarter of 2014. Salaries and employee benefits expense were elevated during the fourth quarter of 2014 due to seasonally higher fringe benefit expenses, while the first quarter of 2015 includes the full impact of additional employees and facilities obtained from the acquisition of Harbor National Bank.

The following table details the components of non-interest income and non-interest expense:

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Non-interest income
Mortgage fees	$2,499	$2,049	$1,558
Service charges	1,644	1,648	1,348
Earnings on bank-owned life insurance	654	634	580
Gain (loss) on sale of securities	49	—	(565)
Insurance settlement	—	—	768
Other	1,454	3,454	1,436
Total non-interest income	$6,300	$7,785	$5,125

Non-interest expense
Salaries and employee benefits	$15,973	$16,423	$13,493
Occupancy	2,581	2,365	2,071
Furniture and equipment	1,627	1,630	1,598
Data processing and supply	846	1,053	904
Advertising and business development	646	625	689
Insurance, professional and other services	1,388	1,077	944
FDIC insurance assessments	735	700	705
Loan, foreclosure and other real estate owned	2,325	2,632	1,362
Transaction-related expenses	2,839	2,231	797
Other	3,031	3,630	2,208
Total non-interest expense	$31,991	$32,366	$24,771

The following is a summary of transaction-related expenses incurred by transaction:

Transaction-Related Expenses
(dollars in thousands; unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
Transaction	2015	2014	2014
Harbor	$2,367	$1,210	$—
Community First	47	585	178
South Street	7	55	353
Randolph	—	—	266
Valley & Other	418	381	—
Total	$2,839	$2,231	$797

Additional Operating Highlights

Total portfolio loans were $3.18 billion at March 31, 2015, an increase of 3.3% from $3.08 billion at December 31, 2014. Originated loans increased by $146.2 million, or 6.9%, during the first quarter of 2015. The majority of loan growth during the first quarter was in commercial real estate loans.

The table below outlines the Company's loan portfolio mix between originated and acquired loans for the past five quarters:

Gross Loan Growth
(dollars in thousands; unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Originated loans	$2,262,601	$2,116,441	$2,021,792	$1,865,024	$1,765,248
Acquired loans	913,236	958,657	741,877	805,275	538,827
Total portfolio loans	$3,175,837	$3,075,098	$2,763,669	$2,670,299	$2,304,075

Change in balance (quarter/quarter):
Total portfolio loans	3.3%	11.3%	3.5%	15.9%	1.2%
Originated loans	6.9%	4.7%	8.4%	5.7%	3.5%
Acquired loans	(4.7)%	29.2%	(7.9)%	49.4%	(5.7)%

Total deposits at March 31, 2015 were $3.55 billion, an increase of 4.6% from total deposits of $3.40 billion as of December 31, 2014. Wholesale deposits were 28.6% of total deposits at March 31, 2015, an increase compared to 25.7% as of December 31, 2014. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased 30.2% over the last twelve months.

The table below outlines the components of deposits for the past five quarters:

Total Deposit Growth
(dollars in thousands; unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Non-interest bearing demand	$544,189	$534,792	$482,859	$464,682	$350,415
Interest-bearing demand	1,685,200	1,657,931	1,495,186	1,504,397	1,362,454
Time deposits	1,323,537	1,203,674	1,106,163	1,155,569	1,043,457
Total	$3,552,926	$3,396,397	$3,084,208	$3,124,648	$2,756,326

Change in balance (quarter/quarter)	4.6%	10.1%	(1.3)%	13.4%	1.8%

Annual deposit growth	28.9%

Total borrowings at March 31, 2015 were $195.7 million, a decrease of 25.2% from total borrowings of $261.7 million as of December 31, 2014. At March 31, 2015, $61.7 million of these borrowings were classified as short-term, while the remaining $134.0 million were classified as long-term.

Asset Quality

The Company incurred $0.6 million in net charge-offs, which represented 0.08% of average loans, for the three months ended March 31, 2015, compared to net charge-offs of $0.9 million, or 0.13% of average loans for the fourth quarter of 2014, and net charge-offs of $4.6 million, or 0.82% of average loans, for the first quarter of 2014. The Company has continued to experience a significant level of recoveries of previously charged-off loans. Gross charge-offs were $2.0 million for the first quarter of 2015, as compared to $2.2 million for the fourth quarter of 2014 and $5.6 million for the first quarter of 2014.

During the quarter ended March 31, 2015, the Company recorded a provision for loan losses of $0.1 million, a decrease from $1.0 million recorded in the fourth quarter of 2014 and from $2.6 million recorded in the first quarter of 2014.
The allowance for loan losses was $29.4 million at March 31, 2015, a decrease of 3.4% from $30.4 million at December 31, 2014. The components of the allowance for loan loss at March 31, 2015 were as follows:

Allowance for Loan Loss Summary
(dollars in thousands; unaudited)

		Allowance		Allowance
		for	Net	for Loan
	Loans	Loan Losses	Loans	Losses %
Originated loans	$2,262,601	$25,987	$2,236,614	1.15%
Acquired loans	913,236	3,364	909,872	0.37%
Total portfolio loans	$3,175,837	$29,351	$3,146,486	0.92%

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, totaled $67.4 million, or 1.61% of total assets, at March 31, 2015, as compared to $67.3 million, or 1.65% of total assets, at December 31, 2014. Nonperforming assets that were not acquired by the Company totaled $36.6 million at March 31, 2015, an increase of 12.9% from $32.5 million at December 31, 2014.

The following table details our asset quality information for the past five fiscal quarters:

Asset Quality Information
(dollars in thousands; unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Nonaccrual loans - Originated	$14,776	$8,476	$9,857	$14,360	$11,285
Nonaccrual loans - Acquired	13,191	16,248	18,135	20,406	23,758
OREO - Originated	21,869	23,989	23,754	23,714	25,996
OREO - Acquired	17,558	18,542	22,718	27,009	18,910
90 days past due - Originated	—	—	—	—	—
90 days past due - Acquired	—	—	5	738	—
Total nonperforming assets	$67,394	$67,255	$74,469	$86,227	$79,949
Total nonperforming assets - Originated	$36,645	$32,465	$33,611	$38,074	$37,281

Total assets	$4,173,463	$4,072,508	$3,735,816	$3,683,230	$3,205,951
Total portfolio loans	3,175,837	3,075,098	2,763,669	2,670,299	2,304,075
Total originated loans	2,262,601	2,116,441	2,021,792	1,865,024	1,765,248
Net charge-offs, QTD	584	940	325	2,026	4,615
Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	15,168	13,577	15,685	14,948	17,924

Ratio of nonperforming assets to total assets	1.61%	1.65%	1.99%	2.34%	2.49%
Originated nonperforming assets to total assets	0.88%	0.80%	0.90%	1.03%	1.16%

Ratio of nonperforming loans to total portfolio loans	0.88%	0.80%	1.01%	1.33%	1.52%
Originated nonperforming loans to total portfolio loans	0.47%	0.28%	0.36%	0.54%	0.49%

Ratio of allowance for loan losses to total portfolio loans	0.92%	0.99%	1.11%	1.13%	1.34%
Allowance for originated loans to total originated loans	1.15%	1.25%	1.32%	1.37%	1.47%

Annualized net charge-offs to average portfolio loans	0.08%	0.13%	0.05%	0.32%	0.82%

The following is a rollforward of OREO activity for the three months ended March 31, 2015:

Rollforward of OREO
(dollars in thousands; unaudited)

	Three Months Ended March 31, 2015
	Originated	Acquired	Total
Balance at beginning of period	$23,989	$18,542	$42,531
Foreclosures	1,791	1,737	3,528
Valuation adjustments	(603)	(867)	(1,470)
Sales	(3,308)	(1,854)	(5,162)
Balance at end of period	$21,869	$17,558	$39,427

Capital Position

At March 31, 2015, shareholders’ equity was $399.1 million, an increase of 2.2% from shareholders’ equity of $390.4 million as of December 31, 2014.

All of the Bank’s and Company’s capital ratios exceed the minimum thresholds established for a well-capitalized bank by regulatory measures.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $4.17 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 47 banking offices in North and South Carolina. The Bank’s 12 locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN." The Company’s website is www.bncbancorp.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States. BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp's filings with the Securities and Exchange Commission (the "SEC"), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission's website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Three Months Ended
SUMMARY INCOME STATEMENTS	March 31, 2015	March 31, 2014	% Change
Interest income	$43,887	$35,718	22.9%
Interest expense	5,817	5,004	16.2%
Net interest income	38,070	30,714	23.9%
Provision for loan losses	110	2,561	-95.7%
Net interest income after provision for loan losses	37,960	28,153	34.8%
Non-interest income	6,300	5,125	22.9%
Non-interest expense	31,991	24,771	29.1%
Income before income tax expense	12,269	8,507	44.2%
Income tax expense	3,511	2,023	73.6%
Net income	$8,758	$6,484	35.1%

PER SHARE DATA
Earnings per share, basic	$0.27	$0.24
Earnings per share, diluted	0.27	0.24
Operating earnings per share, diluted (1)	0.32	0.25
Tangible common book value per share (1)	9.67	9.00

Period-end common shares outstanding	32,716	27,324
Weighted average participating common shares:
Basic	32,681	27,317
Diluted	32,754	27,460

PERFORMANCE RATIOS
Return on average assets	0.87%	0.83%
Operating return on average assets (1)	1.04%	0.87%
Return on average common equity	9.01%	9.70%
Return on average tangible common equity (1)	12.12%	11.53%
Operating return on average tangible common equity (1)	14.41%	12.17%
Net interest margin (FTE)	4.37%	4.61%
Average equity to average assets	9.62%	8.70%
Allowance for loan losses as a % of portfolio loans	0.92%	1.34%
Allowance for originated loans as a % of originated portfolio loans	1.15%	1.47%
Nonperforming assets to total assets, end of period	1.61%	2.49%
Originated nonperforming assets to total assets, end of period	0.88%	1.16%
Annualized net charge-offs to total average portfolio loans	0.08%	0.82%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$49	$(565)
Insurance settlement income	—	768
Fair value accretion	4,809	3,456
OREO valuation adjustments, net of FDIC reimbursement	814	635
Transaction-related expenses	2,839	797
Goodwill and other intangible assets, net	82,861	34,597

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
SUMMARY INCOME STATEMENTS	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Interest income	$43,887	$42,915	$40,876	$38,633	$35,718
Interest expense	5,817	5,454	4,736	4,732	5,004
Net interest income	38,070	37,461	36,140	33,901	30,714
Provision for loan losses	110	1,001	1,304	2,140	2,561
Net interest income after provision for loan losses	37,960	36,460	34,836	31,761	28,153
Non-interest income	6,300	7,785	6,307	5,805	5,125
Non-interest expense	31,991	32,366	29,828	29,512	24,771
Income before income tax expense	12,269	11,879	11,315	8,054	8,507
Income tax expense	3,511	3,374	3,047	1,921	2,023
Net income	$8,758	$8,505	$8,268	$6,133	$6,484

Net interest income, as reported	$38,070	$37,461	$36,140	$33,901	$30,714
Fully Taxable-Equivalent ("FTE") adjustment	1,868	1,915	1,913	1,930	1,990
Net interest income, FTE	$39,938	$39,376	$38,053	$35,831	$32,704

PER SHARE DATA
Earnings per share, basic	$0.27	$0.28	$0.28	$0.21	$0.24
Earnings per share, diluted	0.27	0.28	0.28	0.21	0.24

Period-end common shares outstanding	32,716	32,599	29,475	29,721	27,324
Weighted average participating common shares:
Basic	32,681	30,505	29,472	28,877	27,317
Diluted	32,754	30,599	29,567	29,010	27,460

PERFORMANCE RATIOS
Return on average assets	0.87%	0.89%	0.89%	0.69%	0.83%
Operating return on average assets (1)	1.04%	1.07%	1.04%	0.95%	0.87%
Return on average common equity	9.01%	9.59%	10.03%	7.31%	9.70%
Return on average tangible common equity (1)	12.12%	12.57%	13.03%	9.21%	11.53%
Operating return on average tangible common equity (1)	14.41%	15.08%	15.17%	12.43%	12.17%
Net interest margin (FTE)	4.37%	4.55%	4.54%	4.54%	4.61%
Average equity to average assets	9.62%	9.23%	8.83%	9.50%	8.70%
Allowance for loan losses as a % of portfolio loans	0.92%	0.99%	1.11%	1.13%	1.34%
Allowance for originated loans as a % of originated portfolio loans	1.15%	1.25%	1.32%	1.37%	1.47%
Nonperforming assets to total assets, end of period	1.61%	1.65%	1.99%	2.34%	2.49%
Originated nonperforming assets to total assets, end of period	0.88%	0.80%	0.90%	1.03%	1.16%
Annualized net charge-offs to total average portfolio loans	0.08%	0.13%	0.05%	0.32%	0.82%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$49	$—	$54	$—	$(565)
Loss on extinguishment of debt	—	613	—	—	—
Insurance settlement income	—	—	—	—	768
Fair value accretion	4,809	4,867	3,575	2,981	3,456
OREO valuation adjustments, net of FDIC reimbursement	814	866	1,022	1,313	635
Transaction-related expenses	2,839	2,231	2,325	3,601	797
Goodwill and other intangible assets, net	82,861	83,701	61,716	62,406	34,597

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
SELECTED BALANCE SHEET DATA	March 31, 2015	December 31, 2014	% Change
Portfolio loans:
Originated loans	$2,262,601	$2,116,441	6.9%
Acquired loans	913,236	958,657	(4.7)%
Allowance for loan losses	(29,351)	(30,399)	(3.4)%
Net portfolio loans	3,146,486	3,044,699	3.3%
Loans held for sale	25,505	37,280	(31.6)%
Investment securities	515,325	506,382	1.8%
Total interest-earning assets	3,778,586	3,669,857	3.0%
Total assets	4,173,463	4,072,508	2.5%

Deposits:
Non-interest bearing deposits	544,189	534,792	1.8%
Interest-bearing demand and savings	1,685,200	1,657,931	1.6%
Time deposits	1,323,537	1,203,674	10.0%
Total deposits	3,552,926	3,396,397	4.6%
Borrowed funds	195,659	261,748	(25.2)%
Total interest-bearing liabilities	3,204,395	3,123,353	2.6%
Shareholders' equity:
Common equity	389,025	380,206	2.3%
Accumulated other comprehensive income	10,087	10,182	(0.9)%
Total shareholders' equity	399,112	390,388	2.2%

	As of
SELECTED BALANCE SHEET DATA	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Portfolio loans:
Originated loans	$2,262,601	$2,116,441	$2,021,792	$1,865,024	$1,765,248
Acquired loans	913,236	958,657	741,877	805,275	538,827
Allowance for loan losses	(29,351)	(30,399)	(30,722)	(30,129)	(30,880)
Net portfolio loans	3,146,486	3,044,699	2,732,947	2,640,170	2,273,195
Loans held for sale	25,505	37,280	20,906	23,714	18,895
Investment securities	515,325	506,382	489,263	501,626	487,905
Total interest-earning assets	3,778,586	3,669,857	3,354,964	3,282,682	2,888,886
Total assets	4,173,463	4,072,508	3,735,816	3,683,230	3,205,951

Deposits:
Non-interest bearing deposits	544,189	534,792	482,859	464,682	350,415
Interest-bearing demand and savings	1,685,200	1,657,931	1,495,186	1,504,397	1,362,454
Time deposits	1,323,537	1,203,674	1,106,163	1,155,569	1,043,457
Total deposits	3,552,926	3,396,397	3,084,208	3,124,648	2,756,326
Borrowed funds	195,659	261,748	298,642	209,449	149,491
Total interest-bearing liabilities	3,204,395	3,123,353	2,899,990	2,869,415	2,555,402
Shareholders' equity:
Common equity	389,025	380,206	320,433	318,624	273,690
Accumulated other comprehensive income	10,087	10,182	10,214	8,212	6,818
Total shareholders' equity	399,112	390,388	330,647	326,836	280,508

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended
SELECTED AVERAGE BALANCE SHEET DATA	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Portfolio loans	$3,128,992	$2,877,833	$2,721,425	$2,553,931	$2,288,490
Investment securities	495,587	484,092	491,278	496,221	509,740
Total interest-earning assets	3,708,252	3,436,018	3,322,970	3,165,865	2,879,546
Total assets	4,097,199	3,809,989	3,705,918	3,540,758	3,181,723

Deposits:
Non-interest bearing deposits	532,348	519,062	469,712	402,105	335,416
Interest-bearing demand and savings	1,654,989	1,545,039	1,513,574	1,457,797	1,323,324
Time deposits	1,275,326	1,122,956	1,126,903	1,163,864	1,061,294
Total deposits	3,462,663	3,187,057	3,110,189	3,023,766	2,720,034
Borrowed funds	216,182	246,229	244,341	158,288	165,499
Total interest-bearing liabilities	3,146,497	2,914,224	2,884,818	2,779,949	2,550,117
Shareholders' equity	394,034	351,695	327,138	336,297	276,736

	(Dollars in millions)
LOAN PORTFOLIO MIX	March 31, 2015	December 31, 2014	March 31, 2014
Residential construction	$78.0	$73.2	$34.3
Presold	49.7	41.0	17.5
Speculative	28.3	32.2	16.8

Commercial construction	176.6	203.1	123.9
Residential and commercial A&D	12.2	13.3	12.5
Land	92.3	98.2	88.7
Residential Buildable Lots	26.9	27.4	22.0
Commercial Buildable Lots	24.6	25.9	12.9
Land Held for Development	23.9	25.6	31.1
Raw and Agricultural Land	16.9	19.3	22.7
Commercial Real Estate	1,713.0	1,585.1	1,363.2
Multi-family	100.2	82.6	67.7
Farmland	4.6	5.2	1.0
Owner occupied	614.7	590.6	483.0
Non-owner occupied	993.5	906.7	811.5
Commercial and industrial	199.0	192.3	162.1
Residential mortgage	867.0	872.4	487.2
Consumer	16.2	16.4	15.9
Leases	21.5	21.1	16.3
Total portfolio loans	$3,175.8	$3,075.1	$2,304.1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Earnings per Share, Diluted (1)	March 31, 2015	December 31, 2014	March 31, 2014
Net income (GAAP)	$8,758	$8,505	$6,484
Add: Transaction-related charges, net of tax	1,789	1,406	502
Loss on extinguishment of debt, net of tax	—	386	—
Less: Gain (loss) on sale of investment securities, net of tax	31	—	(356)
Insurance settlement, net of tax	—	—	484
Operating earnings (non-GAAP)	10,516	10,297	6,858

Weighted average fully diluted shares outstanding	32,754	30,599	27,460

Operating earnings per share, diluted (non-GAAP)	$0.32	$0.34	$0.25

	For the Three Months Ended
Adjusted Non-interest Expense (1)	March 31, 2015	December 31, 2014	March 31, 2014
Non-interest expense (GAAP)	$31,991	$32,366	$24,771
Less: Transaction-related expenses	2,839	2,231	797
Loss on extinguishment of debt	—	613	—
Adjusted non-interest expense (non-GAAP)	$29,152	$29,522	$23,974

	As of
Tangible Common Book Value per Share (2)	March 31, 2015	March 31, 2014
Shareholders' equity (GAAP)	$399,112	$280,508
Less: Intangible assets	82,861	34,597
Tangible common shareholders equity (non-GAAP)	316,251	245,911

Common shares outstanding	32,716	27,324

Tangible common book value per share (non-GAAP)	$9.67	$9.00

	For the Three Months Ended
Return on Average Tangible Common Equity (2)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net income (GAAP)	$8,758	$8,505	$8,268	$6,133	$6,484
Plus: Amortization of intangibles, net of tax	529	453	435	354	232
Tangible net income available to common shareholders (non-GAAP)	9,287	8,958	8,703	6,487	6,716

Average common shareholders equity	394,034	351,695	327,138	336,297	271,061
Less: Average intangible assets	83,279	68,954	62,101	53,826	34,775
Average tangible common shareholders' equity (non-GAAP)	310,755	282,741	265,037	282,471	236,286

Return on average tangible common equity (non-GAAP)	12.12%	12.57%	13.03%	9.21%	11.53%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Return on Average Assets (1)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net income (GAAP)	$8,758	$8,505	$8,268	$6,133	$6,484
Plus: Transaction-related expenses, net of tax	1,789	1,406	1,464	2,269	502
Loss on extinguishment of debt, net of tax	—	386	—	—	—
Less: Gain (loss) on sale of investment securities, net of tax	31	—	34	—	(356)
Insurance settlement, net of tax	—	—	—	—	484
Operating earnings (non-GAAP)	10,516	10,297	9,698	8,402	6,858

Average assets	4,097,199	3,809,989	3,705,918	3,540,758	3,181,723

Operating return on average assets (non-GAAP)	1.04%	1.07%	1.04%	0.95%	0.87%

	For the Three Months Ended
Operating Return on Average Tangible Common Equity (1)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net income (GAAP)	$8,758	$8,505	$8,268	$6,133	$6,484
Plus: Amortization of intangibles, net of tax	529	453	435	354	232
Transaction-related expenses, net of tax	1,789	1,406	1,464	2,269	502
Loss on extinguishment of debt, net of tax	—	386	—	—	—
Less: Gain (loss) on sale of investment securities, net of tax	31	—	34	—	(356)
Insurance settlement, net of tax	—	—	—	—	484
Operating tangible net income available to common shareholders (non-GAAP)	11,045	10,750	10,133	8,756	7,090

Average common shareholders equity	394,034	351,695	327,138	336,297	271,061
Less: Average intangible assets	83,279	68,954	62,101	53,826	34,775
Average tangible common shareholders' equity (non-GAAP)	310,755	282,741	265,037	282,471	236,286

Operating return on average tangible common equity (non-GAAP)	14.41%	15.08%	15.17%	12.43%	12.17%

(1) Management uses these measures in their analysis of the Company's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.
(2) Management believes investors use this measure to evaluate the Company's performance.